CODE OF ETHICS FOR
                            DIRECTORS AND EMPLOYEES
                                     OF
                         HARRIS & HARRIS GROUP, INC.

                   AS ADOPTED BY THE BOARD OF DIRECTORS
                                  MAY 2004

      Harris & Harris Group, Inc. (the "Company") is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Ethics, applicable to the Company's Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, "Senior Officers"), the Company's Board of Directors (the "Board") and all other employees (collectively, "Covered Persons"), sets forth policies to guide you in the performance of your duties.

      As a Covered Person, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner. You have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

      This Code of Ethics recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Company govern your conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Company, including:


         O the Investment Company Act of 1940, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "1940 Act"); and

         O the Code of Ethics adopted by the Company pursuant to Rule 17j-1 under the 1940 Act (collectively, the "Company's 1940 Act Code of Ethics").

The provisions of the 1940 Act and the 1940 Act Codes of Ethics are referred to herein collectively as the "Additional Conflict Rules".

     This Code of Ethics is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Covered Person is hereby deemed not to be a violation of this Code of Ethics, unless and until the Board shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

Covered Persons Should Act Honestly and Candidly

     Each Covered Person has a responsibility to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

     Each Covered Person must:

         0 act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

         O comply with the laws, rules and regulations that govern the conduct of the Company's operations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Ethics"; and

         O  adhere to a high standard of business ethics.

Conflicts Of Interest

      A conflict of interest for the purpose of this Code of Ethics occurs when your private interests interfere in any way, or even appear to interfere, with the interests of the Company.

      Covered Persons are expected to use objective and unbiased standards when making decisions that affect the Company. You are required to conduct the business of the Company in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to the Company where you are receiving a personal benefit, you should act in accordance with the letter and spirit of this Code of Ethics.

      If you are in doubt as to the application or interpretation of this Code of Ethics to you as a Covered Person of the Company, you should make full disclosure of all relevant facts and circumstances to the Chair of the Audit Committee and obtain the approval of the Chair of the Audit Committee prior to taking action.

      Some conflict of interest situations that should always be approved by the Chair of the Audit Committee, if material, include the following:

          O the receipt of any entertainment or non-nominal gift by the Covered Person, or a member of his or her family, from any company with which the Company has current or prospective business dealings, unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

          O any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers; or

          O a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Person's employment by the Company, such as compensation or equity ownership.

Disclosures

       It is the policy of the Company to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by the Company. As a Covered Person, you are required to promote compliance with this policy and to abide by the Company's standards, policies and procedures designed to promote compliance with this policy.

      Each Covered Person must not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, including to the Board members, the Company's independent auditors, the Company's counsel, governmental regulators or self-regulatory organizations.

      Each Senior Officer must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

Compliance With Code Of Ethics

      If you know of or suspect a violation of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Company, you must report that information on a timely basis to the Chair of the Audit Committee or report it anonymously by following the "whistle blower" policies adopted by the Company from time to time. No one will be subject to retaliation because of a good faith report of a suspected violation.

      The Company will follow these procedures in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

            O the Chair of the Audit Committee will take all appropriate action to investigate any actual or potential violations reported to him or her;

            O violations and potential violations will be reported to the Board after such investigation;

            O if the Board determines that a violation has occurred, it will take all appropriate disciplinary or preventive action; and

            O appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the Securities and Exchange Commission or other appropriate law enforcement authorities.

Waivers Of Code Of Ethics

       Except as otherwise provided in this Code of Ethics, the Chair of the Audit Committee is responsible for applying this Code of Ethics to specific situations in which questions are presented to the Chair of the Audit Committee and has the authority to interpret this Code of Ethics in any particular situation. The Chair of the Audit Committee shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code of Ethics.

       The Chair of the Audit Committee is authorized to consult, as appropriate, with the other independent directors, other members of management and with counsel.

       The Board is responsible for granting waivers of this Code of Ethics, as appropriate with respect to Board members or Senior Officers.
Any changes to or waivers of this Code of Ethics will, to the extent required, be disclosed on Form 10-K, or otherwise, as provided by Securities and Exchange Commission rules.

Recordkeeping

       The Company will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Board:

             O that provided the basis for any amendment or waiver to this Code of Ethics; and

             O relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the Board.

Confidentiality

       All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Company and its counsel and any other advisors, consultants or counsel retained by the Board or any committee of the Board.

Amendments

       This Code of Ethics may not be amended except in written form, which is specifically approved by a majority vote of the Board including a majority of the Independent Directors.

No Rights Created

       This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern each of the Covered Persons in the conduct of the Company's business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.



                             ACKNOWLEDGMENT FORM


I have received and read the Code of Ethics for Directors and Employees, and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics on a timely basis to the Chair of the Audit Committee or report it anonymously by following the "whistle blower" policies adopted by the Company from time to time.


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